Exhibit 99.2

WillScot Mobile Mini Announces Pricing of Upsized Secondary Offering

PHOENIX, March 1, 2021 – WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini” or the “Company”) (Nasdaq: WSC), a North American leader in modular space and portable storage solutions, today announced the pricing of an upsized underwritten, secondary offering (the “Offering”) of 12,750,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”). The Shares have been offered by the Company’s principal shareholder, Sapphire Holding S.à r.l., an entity controlled by TDR Capital (the “Selling Stockholder”), at a price to the public of $27.20 per share. The Company had previously announced the offering of 10,750,000 shares of Common Stock by the Selling Stockholder. The Selling Stockholder granted the underwriter a 30-day option to purchase up to an additional 1,912,500 shares. The Company has not offered any shares in the Offering and will not receive any of the proceeds from the Offering. The closing of the Offering is expected to occur on March 4, 2021.

Morgan Stanley has acted as sole underwriter for the Offering.

The Offering is being made pursuant to an effective shelf registration statement, as amended, including a base prospectus, that has been filed with the Securities and Exchange Commission (the “SEC”) and became automatically effective on March 1, 2021 and is available on the SEC’s website. A preliminary prospectus supplement and the accompanying base prospectus related to the Offering were filed with the SEC on March 1, 2021 and are available on the SEC’s website. Copies of these documents may be obtained from: Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department.

In addition, the Company has entered into a share repurchase agreement with the Selling Stockholder pursuant to which it will repurchase 2,750,000 shares of Common Stock directly from the Selling Stockholder (the “Share Repurchase”). The price per share to be paid by the Company will be equal to the price per Share paid by the underwriters for the Shares in the Offering. The Company expects to fund the Share Repurchase from borrowings under its ABL Credit Facility. The Share Repurchase is expected to be consummated concurrently with the closing of the Offering. Although the Share Repurchase is conditioned upon the closing of the Offering, the closing of the Offering is not conditioned upon the closing of the Share Repurchase.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of securities of the Company in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to the timing and conduct of the Offering, the size and terms of the Offering and the closing of the Offering. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These risks include, without limitation, risks and uncertainties related to market conditions, that the size of the Offering could change or the Offering could be terminated, and the satisfaction of customary closing conditions related to the Offering. Any forward-looking statement speaks only at the date which it is made, and WillScot Mobile Mini disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About WillScot Mobile Mini Holdings Corp.

WillScot Mobile Mini Holdings trades on the Nasdaq stock exchange under the ticker symbol “WSC”. Based in Phoenix, Arizona, WillScot Mobile Mini Holdings is a North American leader in turnkey modular space and portable storage solutions. It was formed in 2020 upon the merger of leaders in the modular space and portable storage markets. Together the WillScot and Mobile Mini brands operate approximately 275 locations across the United States, Canada, Mexico, and the United Kingdom with a combined fleet of over 350,000 portable offices and storage containers. The company leases turnkey office space and storage solutions for temporary applications across a diverse customer base in the commercial and industrial, construction, retail, education, health care, government, transportation, security and energy sectors. WillScot Mobile Mini creates value by enabling customers to add space efficiently and cost-effectively – when the solution is perfect, productivity is all the customer sees.

Contact Information

Investor Inquiries:

Nick Girardi

nick.girardi@willscotmobilemini.com

Media Inquiries:

Scott Junk

scott.junk@willscotmobilemini.com